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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File No. 333-22885) of our report dated November 1, 1996, except for Note 17 for which the date is March 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Rambus Inc. and Subsidiary as of September 30, 1995 and 1996 and for the years ended September 30, 1994, 1995 and 1996. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

San Jose, California

April 10, 1997